    As filed with the Securities and Exchange Commission on February 27, 2026
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

The RealReal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-1234222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Francisco Street, Suite 400
San Francisco, California	94133
(Address of Principal Executive Offices)	(Zip Code)
THE REALREAL, INC. 2019 EQUITY INCENTIVE PLAN
THE REALREAL, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Todd Suko
Chief Legal Officer and Secretary
55 Francisco Street
Suite 400
San Francisco, CA 94133
(855) 435-5893
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The RealReal, Inc., a Delaware corporation (the “Registrant”), to register 5,916,203 additional shares of common stock, par value $0.00001 per share (the “Common Stock”), reserved for issuance under the Registrant’s 2019 Equity Incentive Plan (the “EIP”) and 1,183,241 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, as amended and restated on February 19, 2020 (the “ESPP”), pursuant to the provisions of those plans providing for automatic annual increases in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2019 (Registration No. 333-232528), May 10, 2021 (Registration No. 333-255981), May 10, 2022 (Registration No. 333-264837), March 3, 2023 (Registration No. 333-270281), March 4, 2024 (Registration No. 333-277638), and February 24, 2025 (Registration No. 333-285165), in each case, to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026;
(2)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 21, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of King & Spalding LLP with respect to validity of issuance of securities.

23.1*	Consent of King & Spalding LLP (included as part of Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 27 day of February, 2026.

The RealReal, Inc.

By	/s/ Rati Sahi Levesque
Name	Rati Sahi Levesque
Title	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rati Sahi Levesque and Todd Suko and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
.

Signature	Title	Date

/s/ Rati Sahi Levesque	President, Chief Executive Officer and Director	February 27, 2026
Rati Sahi Levesque	(Principal Executive Officer)

/s/ Ajay Gopal	Chief Financial Officer	February 27, 2026
Ajay Gopal	(Principal Financial Officer)

/s/ Steve Lo	Senior Vice President, Chief Accounting Officer	February 27, 2026
Steve Lo	(Principal Accounting Officer)

/s/ Caretha Coleman	Director	February 27, 2026
Caretha Coleman

/s/ Karen Katz	Director	February 27, 2026
Karen Katz

/s/ Rob Krolik	Director	February 27, 2026
Rob Krolik

/s/ Niki Leondakis	Director	February 27, 2026
Niki Leondakis

/s/ Mark McCaffrey	Director	February 27, 2026
Mark McCaffrey

/s/ James Miller	Director	February 27, 2026
James Miller
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